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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15 (d) OF

                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (date of earliest event reported): June 8, 1999

                               THE AES CORPORATION
             (exact name of registrant as specified in its charter)

        DELAWARE               333-15487                   54-1163725
(State of Incorporation) (Commission File No.) (IRS Employer Identification No.)

                       1001 North 19th Street, Suite 2000
                            Arlington, Virginia 22209

          (Address of principal executive offices, including zip code)

               Registrant's telephone number, including area code:
                                 (703) 522-1315

                                 NOT APPLICABLE

          (Former Name or Former Address, if changed since last report)

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Item 5.   Other Events

     On May 28, 1999, our subsidiary that is the parent of Empresa Distribuidora de Energia Norte S.A. (Eden) and Empresa Distribuidora de Energia Sur S.A.
(Edes), together with Eden and Edes, failed to repay when due $330 million of short-term indebtedness, which is non-recourse to AES, incurred in connection with our acquisition of Eden and Edes. The lenders of such financing have granted our subsidiaries a waiver within the applicable grace period extending repayment until June 18, 1999. Based on discussions with the lenders, we believe that our subsidiaries will be able to arrange financing to repay such indebtedness on or prior to its maturity. Our subsidiaries do not have a commitment for such financing, however, and there can be no assurance that our subsidiaries will be successful in obtaining such financing on a timely basis, if at all.

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                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                    THE AES CORPORATION

     Date: June 8, 1999                               By /s/ Barry J. Sharp
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                                                           Barry J. Sharp